EXHIBIT 16.1





August 18, 2003



Securities and Exchange Commission
Washington, D.C. 20549



RE:  United Energy Corp.
     File No. 000-30841

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of United Energy Corp. dated August 13, 2003, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton, LLP